Exhibit 14.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements Forms F-3 No. 333-12096, No. 333-13550 and No. 333-84510 and Form S-8 No. 333-106591 of Deutsche Telekom AG of our report dated March 26, 2004, except for Note 24, as to which the date is June 15, 2004, relating to the consolidated financial statements of OJSC Mobile TeleSystems and subsidiaries, appearing in this amendment to the Annual Report on Form 20-F of Deutsche Telekom AG for the year ended December 31, 2003.

/s/ ZAO Deloitte & Touche CIS

June 25, 2004
Moscow, Russia